Exhibit 10(ii)

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GROUP INSURANCE POLICY NON-PARTICIPATING

POLICYHOLDER: Northrop Grumman Corporation

POLICY NUMBER: 587628 001

POLICY EFFECTIVE DATE: July 1, 2003

POLICY ANNIVERSARY DATE: July 1

GOVERNING JURISDICTION: California

Unum Life Insurance Company of America (referred to as Unum) will provide benefits under this policy. Unum makes this promise subject to all of this policy’s provisions.

The policyholder should read this policy carefully and contact Unum promptly with any questions. This policy is delivered in and is governed by the laws of the governing jurisdiction and to the extent applicable by the Employee Retirement Income Security Act of 1974 (ERISA) and any amendments. This policy consists of:

•	all policy provisions and any amendments and/or attachments issued;

•	employees’ signed applications; and

•	the certificate of coverage.

This policy may be changed in whole or in part. Only an officer or a registrar of Unum can approve a change. The approval must be in writing and endorsed on or attached to this policy. No other person, including an agent, may change this policy or waive any part of it.

Signed for Unum at Portland, Maine on the Policy Effective Date.

President	Secretary

Unum Life Insurance Company of America

2211 Congress Street

Portland, Maine 04122

Copyright 1993, Unum Life Insurance Company of America

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TABLE OF CONTENTS

BENEFITS AT A GLANCE	B@G-LTD-1

LONG TERM DISABILITY PLAN	B@G-LTD-1

CLAIM INFORMATION	LTD-CLM-1

LONG TERM DISABILITY	LTD-CLM-1

POLICYHOLDER PROVISIONS	EMPLOYER-1

CERTIFICATE SECTION	CC.FP-1

GENERAL PROVISIONS	EMPLOYEE-1

LONG TERM DISABILITY	LTD-BEN-1

BENEFIT INFORMATION	LTD-BEN-1

OTHER BENEFIT FEATURES	LTD-OTR-1

STATE REQUIREMENTS	STATE REQ-1

OTHER SERVICES	SERVICES-1

ERISA	ERISA-1

GLOSSARY	GLOSSARY-1

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BENEFITS AT A GLANCE

LONG TERM DISABILITY PLAN

This long term disability plan provides financial protection for you by paying a portion of your income while you are disabled. The amount you receive is based on the amount you earned before your disability began. In some cases, you can receive disability payments even if you work while you are disabled.

EMPLOYER’S ORIGINAL PLAN

EFFECTIVE DATE: July 1, 2003

POLICY NUMBER: 587628 001

ELIGIBLE GROUP(S):

All elected or appointed officers in active employment who are elected by the Board of Directors

MINIMUM HOURS REQUIREMENT:

Employees must be working at least 20 hours per week.

WAITING PERIOD:

For employees in an eligible group on or before July 1, 2003: None

For employees entering an eligible group after July 1, 2003: None

WHO PAYS FOR THE COVERAGE:

Your Employer pays the cost of your coverage.

ELIMINATION PERIOD:

6 months

Benefits begin the day after the elimination period is completed.

MONTHLY BENEFIT:

65% of monthly earnings to a maximum benefit of $15,000 per month.

Your payment may be reduced by deductible sources of income and disability earnings. Some disabilities may not be covered or may have limited coverage under this plan.

MAXIMUM PERIOD OF PAYMENT:

Age at Disability	Maximum Period of Payment
Less than age 60	To age 65, but not less than 5 years
Age 60	60 months
Age 61	48 months
Age 62	42 months
Age 63	36 months
Age 64	30 months
Age 65	24 months
Age 66	21 months
Age 67	18 months
Age 68	15 months
Age 69 and over	12 months

No premium payments are required for your coverage while you are receiving payments under this plan.

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OTHER FEATURES:

Continuity of Coverage

Minimum Benefit

Pre-Existing: 3/12

Survivor Benefit

Work Life Assistance Program

The above items are only highlights of this plan. For a full description of your coverage, continue reading your certificate of coverage section.

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CLAIM INFORMATION

LONG TERM DISABILITY

WHEN DO YOU NOTIFY UNUM OF A CLAIM?

We encourage you to notify us of your claim as soon as possible, so that a claim decision can be made in a timely manner. Written notice of a claim should be sent within 30 days after the date your disability begins. However, you must send Unum written proof of your claim no later than 90 days after your elimination period. If it is not possible to give proof within 90 days, it must be given no later than 1 year after the time proof is otherwise required except in the absence of legal capacity.

The claim form is available from your Employer, or you can request a claim form from us. If you do not receive the form from Unum within 15 days of your request, send Unum written proof of claim without waiting for the form.

You must notify us immediately when you return to work in any capacity.

HOW DO YOU FILE A CLAIM?

You and your Employer must fill out your own sections of the claim form and then give it to your attending physician. Your physician should fill out his or her section of the form and send it directly to Unum.

WHAT INFORMATION IS NEEDED AS PROOF OF YOUR CLAIM?

Your proof of claim, provided at your expense, must show:

•	that you are under the regular care of a physician;

•	the appropriate documentation of your monthly earnings;

•	the date your disability began;

•	the cause of your disability;

•	the extent of your disability, including restrictions and limitations preventing you from performing your regular occupation; and

•	the name and address of any hospital or institution where you received treatment, including all attending physicians.

We may request that you send proof of continuing disability indicating that you are under the regular care of a physician. This proof, provided at your expense, must be received within 45 days of a request by us.

In some cases, you will be required to give Unum authorization to obtain additional medical information and to provide non-medical information as part of your proof of claim, or proof of continuing disability. Unum will deny your claim, or stop sending you payments, if the appropriate information is not submitted.

TO WHOM WILL UNUM MAKE PAYMENTS?

Unum will make payments to you.

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WHAT HAPPENS IF UNUM OVERPAYS YOUR CLAIM?

Unum has the right to recover any overpayments due to:

•	fraud;

•	any error Unum makes in processing a claim; and

•	your receipt of deductible sources of income.

You must reimburse us in full. We will determine the method by which the repayment is to be made.

Unum will not recover more money than the amount we paid you.

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POLICYHOLDER PROVISIONS

WHAT IS THE COST OF THIS INSURANCE?

LONG TERM DISABILITY

The initial premium for each plan is based on the initial rate(s) shown in the Rate Information Amendment(s).

WAIVER OF PREMIUM

Unum does not require premium payments for an insured while he or she is receiving Long Term Disability payments under this plan.

INITIAL RATE GUARANTEE

Refer to the Rate Information Amendment(s).

WHEN IS PREMIUM DUE FOR THIS POLICY?

Premium Due Dates: Premium due dates are based on the Premium Due Dates shown in the Rate Information Amendment(s).

The Policyholder must send all premiums to Unum on or before their respective due date. The premium must be paid in United States dollars.

WHEN ARE INCREASES OR DECREASES IN PREMIUM DUE?

Premium increases or decreases which take effect during a policy month are adjusted and due on the next premium due date following the change. Changes will not be pro-rated daily.

If premiums are paid on other than a monthly basis, premiums for increases and decreases will result in a monthly pro-rated adjustment on the next premium due date.

Unum will only adjust premium for the current policy year and the prior policy year. In the case of fraud, premium adjustments will be made for all policy years.

WHAT INFORMATION DOES UNUM REQUIRE FROM THE POLICYHOLDER?

The Policyholder must provide Unum with the following on a regular basis:

•	information about employees:

•	who are eligible to become insured;

•	whose amounts of coverage change; and/or

•	whose coverage ends;

•	occupational information and any other information that may be required to manage a claim; and

•	any other information that may be reasonably required.

Policyholder records that, in Unum’s opinion, have a bearing on this policy will be available for review by Unum at any reasonable time.

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Clerical error or omission by Unum will not:

•	prevent an employee from receiving coverage;

•	affect the amount of an insured’s coverage; or

•	cause an employee’s coverage to begin or continue when the coverage would not otherwise be effective.

WHO CAN CANCEL THIS POLICY OR A PLAN UNDER THIS POLICY?

This policy or a plan under this policy can be cancelled:

•	by Unum; or

•	by the Policyholder.

Unum may cancel or offer to modify this policy or a plan if:

•	there is less than 75% participation of those eligible employees who pay all or part of their premium for a plan; or

•	there is less than 100% participation of those eligible employees for a Policyholder paid plan;

•	the Policyholder does not promptly provide Unum with information that is reasonably required;

•	the Policyholder fails to perform any of its obligations that relate to this policy;

•	fewer than 10 employees are insured under a plan;

•	the Policyholder fails to pay any premium within the 60 day grace period.

If Unum cancels this policy or a plan for reasons other than the Policyholder’s failure to pay premium, a written notice will be delivered to the Policyholder at least 120 days prior to the cancellation date.

If the premium is not paid during the grace period, the policy or plan will terminate automatically at the end of the grace period. The Policyholder is liable for premium for coverage during the grace period. The Policyholder must pay Unum all premium due for the full period each plan is in force.

The Policyholder may cancel this policy or a plan by written notice delivered to Unum at least 120 days prior to the cancellation date. When both the Policyholder and Unum agree, this policy or a plan can be cancelled on an earlier date. If Unum or the Policyholder cancels this policy or a plan, coverage will end at 12:00 midnight on the last day of coverage.

If this policy or a plan is cancelled, the cancellation will not affect a payable claim.

WHAT HAPPENS TO AN EMPLOYEE’S COVERAGE UNDER THIS POLICY WHILE HE OR SHE IS ON A FAMILY AND MEDICAL LEAVE OF ABSENCE?

We will continue the employee’s coverage in accordance with the policyholder’s Human Resource policy on family and medical leaves of absence if premium payments continue and the policyholder approved the employee’s leave in writing.

Coverage will be continued until the end of the month in which the leave begins, plus 4 months.

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If the policyholder’s Human Resource policy doesn’t provide for continuation of an employee’s coverage during a family and medical leave of absence, the employee’s coverage will be reinstated when he or she returns to active employment.

We will not:

•	apply a new waiting period;

•	apply a new pre-existing conditions exclusion; or

•	require evidence of insurability.

DIVISIONS, SUBSIDIARIES OR AFFILIATED COMPANIES INCLUDE:

NAME/LOCATION (CITY AND STATE)

Refer to the contract file correspondence for a listing of names and locations approved by Unum.

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CERTIFICATE SECTION

Unum Life Insurance Company of America (referred to as Unum) welcomes you as a client.

This is your certificate of coverage as long as you are eligible for coverage and you become insured. You will want to read it carefully and keep it in a safe place.

Unum has written your certificate of coverage in plain English. However, a few terms and provisions are written as required by insurance law. If you have any questions about any of the terms and provisions, please consult Unum’s claims paying office. Unum will assist you in any way to help you understand your benefits.

If the terms and provisions of the certificate of coverage (issued to you) are different from the policy (issued to the policyholder), the policy will govern. Your coverage may be cancelled or changed in whole or in part under the terms and provisions of the policy.

The policy is delivered in and is governed by the laws of the governing jurisdiction and to the extent applicable by the Employee Retirement Income Security Act of 1974 (ERISA) and any amendments. When making a benefit determination under the policy, Unum has discretionary authority to determine your eligibility for benefits and to interpret the terms and provisions of the policy.

For purposes of effective dates and ending dates under the group policy, all days begin at 12:01 a.m. and end at 12:00 midnight at the Policyholder’s address.

Unum Life Insurance Company of America

2211 Congress Street

Portland, Maine 04122

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GENERAL PROVISIONS

WHAT IS THE CERTIFICATE OF COVERAGE?

This certificate of coverage is a written statement prepared by Unum and may include attachments. It tells you:

•	the coverage for which you may be entitled;

•	to whom Unum will make a payment; and

•	the limitations, exclusions and requirements that apply within a plan.

WHEN ARE YOU ELIGIBLE FOR COVERAGE?

If you are working for your Employer in an eligible group, the date you are eligible for coverage is the later of:

•	the plan effective date; or

•	the day after you complete your waiting period.

WHEN DOES YOUR COVERAGE BEGIN?

When your Employer pays 100% of the cost of your coverage under a plan, you will be covered at 12:01 a.m. on the date you are eligible for coverage.

WHAT IF YOU ARE ABSENT FROM WORK ON THE DATE YOUR COVERAGE WOULD NORMALLY BEGIN?

If you are absent from work due to injury, sickness or temporary leave of absence, your coverage will begin on the date you return to active employment.

ONCE YOUR COVERAGE BEGINS, WHAT HAPPENS IF YOU ARE TEMPORARILY NOT WORKING?

If you are on a leave of absence, and if premium is paid, you will be covered through the end of the month that immediately follows the month in which your leave of absence begins.

WHEN WILL CHANGES TO YOUR COVERAGE TAKE EFFECT?

Once your coverage begins, any increased or additional coverage will take effect immediately if you are in active employment or if you are on a covered leave of absence. If you are not in active employment due to injury or sickness, any increased or additional coverage will begin on the date you return to active employment.

Any decrease in coverage will take effect immediately but will not affect a payable claim that occurs prior to the decrease.

WHEN DOES YOUR COVERAGE END?

Your coverage under the policy or a plan ends on the earliest of:

•	the date the policy or a plan is cancelled;

•	the date you no longer are in an eligible group;

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•	the date your eligible group is no longer covered;

•	the last day of the period for which you made any required contributions; or

•	the last day you are in active employment except as provided under the covered leave of absence provision.

Unum will provide coverage for a payable claim which occurs while you are covered under the policy or plan.

WHAT ARE THE TIME LIMITS FOR LEGAL PROCEEDINGS?

You can start legal action regarding your claim 60 days after proof of claim has been given and up to 3 years from the time proof of claim is required, unless otherwise provided under federal law.

HOW CAN STATEMENTS MADE IN YOUR APPLICATION FOR THIS COVERAGE BE USED?

Unum considers any statements you or your Employer make in a signed application for coverage a representation and not a warranty. If any of the statements you or your Employer make are not complete and/or not true at the time they are made, we can:

•	reduce or deny any claim; or

•	cancel your coverage from the original effective date.

We will use only statements made in a signed application as a basis for doing this.

If the Employer gives us information about you that is incorrect, we will:

•	use the facts to decide whether you have coverage under the plan and in what amounts; and

•	make a fair adjustment of the premium.

HOW WILL UNUM HANDLE INSURANCE FRAUD?

Unum wants to ensure you and your Employer do not incur additional insurance costs as a result of the undermining effects of insurance fraud. Unum promises to focus on all means necessary to support fraud detection, investigation, and prosecution.

Any person who knowingly files a statement of claim containing any false or misleading information is subject to criminal and civil penalties.

In addition, submission of false information in connection with the claim form may also constitute a crime under federal laws. Unum will pursue any appropriate legal remedies in the event of insurance fraud, including prosecuting under federal mail fraud, federal wire fraud, and/or the federal Racketeer Influenced and Corrupt Organizations Act statutes. Any false statements made herein may be reported to state and federal tax and regulatory authorities as is appropriate.

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DOES THE POLICY REPLACE OR AFFECT ANY WORKERS’ COMPENSATION OR STATE DISABILITY INSURANCE?

The policy does not replace or affect the requirements for coverage by any workers’ compensation or state disability insurance.

DOES YOUR EMPLOYER ACT AS YOUR AGENT OR UNUM’S AGENT?

For purposes of the policy, your Employer acts on its own behalf or as your agent. Under no circumstances will your Employer be deemed the agent of Unum.

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LONG TERM DISABILITY

BENEFIT INFORMATION

HOW DOES UNUM DEFINE DISABILITY?

You are disabled when Unum determines that:

•	you are limited from performing the material and substantial duties of your regular occupation due to your sickness or injury; and

•	you have a 20% or more loss in your indexed monthly earnings due to the same sickness or injury.

After 24 months of payments, you are disabled when Unum determines that due to the same sickness or injury, you are unable to perform the duties of any gainful occupation for which you are reasonably fitted by education, training or experience.

The loss of a professional or occupational license or certification does not, in itself, constitute disability.

We may require you to be examined by a physician, other medical practitioner and/or vocational expert of our choice. Unum will pay for this examination. We can require an examination as often as it is reasonable to do so. We may also require you to be interviewed by an authorized Unum Representative.

HOW LONG MUST YOU BE DISABLED BEFORE YOU ARE ELIGIBLE TO RECEIVE BENEFITS?

You must be continuously disabled through your elimination period. Unum will treat your disability as continuous if your disability stops for 30 days or less during the elimination period. The days that you are not disabled will not count toward your elimination period.

Your elimination period is 6 months.

CAN YOU SATISFY YOUR ELIMINATION PERIOD IF YOU ARE WORKING?

Yes. If you are working while you are disabled, the days you are disabled will count toward your elimination period.

WHEN WILL YOU BEGIN TO RECEIVE PAYMENTS?

You will begin to receive payments when we approve your claim, providing the elimination period has been met. We will send you a payment monthly for any period for which Unum is liable.

HOW MUCH WILL UNUM PAY YOU IF YOU ARE DISABLED?

We will follow this process to figure your payment:

1.	Multiply your monthly earnings by 65%.

2.	The maximum monthly benefit is $15,000.

3.	Compare the answer from Item 1 with the maximum monthly benefit. The lesser of these two amounts is your gross disability payment.

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4.	Subtract from your gross disability payment any deductible sources of income.

The amount figured in Item 4 is your monthly payment.

WHAT ARE YOUR MONTHLY EARNINGS?

“Monthly Earnings” means your gross monthly income from your Employer in effect just prior to your date of disability. It includes your total income before taxes. It is prior to any deductions made for pre-tax contributions to a qualified deferred compensation plan, Section 125 plan, or flexible spending account. It does not include income received from commissions, bonuses, overtime pay, any other extra compensation, or income received from sources other than your Employer.

WHAT WILL WE USE FOR MONTHLY EARNINGS IF YOU BECOME DISABLED DURING A COVERED LEAVE OF ABSENCE?

If you become disabled while you are on a covered leave of absence, we will use your monthly earnings from your Employer in effect just prior to the date your absence begins.

HOW MUCH WILL UNUM PAY YOU IF YOU ARE DISABLED AND WORKING?

We will send you the monthly payment if you are disabled and your monthly disability earnings, if any, are less than 20% of your indexed monthly earnings, due to the same sickness or injury.

If you are disabled and your monthly disability earnings are 20% or more of your indexed monthly earnings, due to the same sickness or injury, Unum will figure your payment as follows:

During the first 12 months of payments, while working, your monthly payment will not be reduced as long as disability earnings plus the gross disability payment does not exceed 100% of indexed monthly earnings.

1.	Add your monthly disability earnings to your gross disability payment.

2.	Compare the answer in Item 1 to your indexed monthly earnings.

If the answer from Item 1 is less than or equal to 100% of your indexed monthly earnings, Unum will not further reduce your monthly payment.

If the answer from Item 1 is more than 100% of your indexed monthly earnings, Unum will subtract the amount over 100% from your monthly payment.

After 12 months of payments, while working, you will receive payments based on the percentage of income you are losing due to your disability.

1.	Subtract your disability earnings from your indexed monthly earnings.

2.	Divide the answer in Item 1 by your indexed monthly earnings. This is your percentage of lost earnings.

3.	Multiply your monthly payment by the answer in Item 2.

This is the amount Unum will pay you each month.

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During the first 24 months of disability payments, if your monthly disability earnings exceed 80% of your indexed monthly earnings, Unum will stop sending you payments and your claim will end.

Beyond 24 months of disability payments, if your monthly disability earnings exceed 60% of your indexed monthly earnings, Unum will stop sending you payments and your claim will end.

Unum may require you to send proof of your monthly disability earnings at least quarterly. We will adjust your payment based on your quarterly disability earnings.

As part of your proof of disability earnings, we can require that you send us appropriate financial records which we believe are necessary to substantiate your income.

After the elimination period, if you are disabled for less than 1 month, we will send you 1/30 of your payment for each day of disability.

HOW CAN WE PROTECT YOU IF YOUR DISABILITY EARNINGS FLUCTUATE?

If your disability earnings routinely fluctuate widely from month to month, Unum may average your disability earnings over the most recent 3 months to determine if your claim should continue.

If Unum averages your disability earnings, we will not terminate your claim unless:

•	During the first 24 months of disability payments, the average of your disability earnings from the last 3 months exceeds 80% of indexed monthly earnings; or

•	Beyond 24 months of disability payments, the average of your disability earnings from the last 3 months exceeds 60% of indexed monthly earnings.

We will not pay you for any month during which disability earnings exceed the amount allowable under the plan.

WHAT ARE DEDUCTIBLE SOURCES OF INCOME?

Unum will subtract from your gross disability payment the following deductible sources of income:

1.	The amount that you receive or are entitled to receive under:

•	a workers’ compensation law.

•	an occupational disease law.

•	any other act or law with similar intent.

2.	The amount that you receive or are entitled to receive as disability income payments under any:

•	state compulsory benefit act or law.

•	other group insurance plan.

•	governmental retirement system as a result of your job with your Employer.

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3.	The amount that you receive or are entitled to receive as disability payments or the amount you receive as retirement payments under:

•	the United States Social Security Act.

•	the Canada Pension Plan.

•	the Quebec Pension Plan.

•	any similar plan or act.

We will not offset for any amount received by your spouse or dependents.

4.	The amount that you:

•	receive as disability payments under your Employer’s retirement plan.

•	voluntarily elect to receive as retirement payments under your Employer’s retirement plan.

•	receive as retirement payments when you reach the later of age 62 or normal retirement age, as defined in your Employer’s retirement plan.

Disability payments under a retirement plan will be those benefits which are paid due to disability and do not reduce the retirement benefit which would have been paid if the disability had not occurred.

Retirement payments will be those benefits which are based on your Employer’s contribution to the retirement plan. Disability benefits which reduce the retirement benefit under the plan will also be considered as a retirement benefit.

Regardless of how the retirement funds from the retirement plan are distributed, Unum will consider your and your Employer’s contributions to be distributed simultaneously throughout your lifetime.

Amounts received do not include amounts rolled over or transferred to any eligible retirement plan. Unum will use the definition of eligible retirement plan as defined in Section 402 of the Internal Revenue Code including any future amendments which affect the definition.

5.	The amount that you receive under Title 46, United States Code Section 688 (The Jones Act).

6.	The amount that you receive under the mandatory portion of any “no fault” motor vehicle plan.

7.	The amount that you receive under a salary continuation or accumulated sick leave plan.

8.	The amount that you receive from a third party (after subtracting attorney’s fees) by judgment, settlement or otherwise.

With the exception of retirement payments, Unum will only subtract deductible sources of income which are payable as a result of the same disability.

We will not reduce your payment by your Social Security retirement income if your disability begins after age 65 and you were already receiving Social Security retirement payments.

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WHAT ARE NOT DEDUCTIBLE SOURCES OF INCOME?

Unum will not subtract from your gross disability payment income you receive from, but not limited to, the following:

•	401(k) plans

•	profit sharing plans

•	thrift plans

•	tax sheltered annuities

•	stock ownership plans

•	non-qualified plans of deferred compensation

•	pension plans for partners

•	military pension and disability income plans

•	credit disability insurance

•	franchise disability income plans

•	a retirement plan from another Employer

•	individual retirement accounts (IRA)

•	individual disability income plans

•	severance payments

WHAT IF SUBTRACTING DEDUCTIBLE SOURCES OF INCOME RESULTS IN A ZERO BENEFIT? (Minimum Benefit)

The minimum monthly payment is the greater of:

•	$100; or

•	10% of your gross disability payment.

Unum may apply this amount toward an outstanding overpayment.

WHAT HAPPENS WHEN YOU RECEIVE A COST OF LIVING INCREASE FROM DEDUCTIBLE SOURCES OF INCOME?

Once Unum has subtracted any deductible source of income from your gross disability payment, Unum will not further reduce your payment due to a cost of living increase from that source.

WHAT IF UNUM DETERMINES YOU MAY QUALIFY FOR DEDUCTIBLE INCOME BENEFITS?

When we determine that you may qualify for benefits under Item(s) 1, 2 and 3 in the deductible sources of income section, we will estimate your entitlement to these benefits. We can reduce your payment by the estimated amounts if such benefits:

•	have not been awarded; and

•	have not been denied; or

•	have been denied and the denial is being appealed.

Your Long Term Disability payment will NOT be reduced by the estimated amount if you:

•	apply for the disability payments under Item(s) 1, 2 and 3 in the deductible sources of income section and appeal your denial to all administrative levels Unum feels are necessary; and

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•	sign Unum’s payment option form. This form states that you promise to pay us any overpayment caused by an award.

If your payment has been reduced by an estimated amount, your payment will be adjusted when we receive proof:

•	of the amount awarded; or

•	that benefits have been denied and all appeals Unum feels are necessary have been completed. In this case, a lump sum refund of the estimated amount will be made to you.

If you receive a lump sum payment from any deductible sources of income, the lump sum will be pro-rated on a monthly basis over the time period for which the sum was given. If no time period is stated, we will use a reasonable one.

HOW LONG WILL UNUM CONTINUE TO SEND YOU PAYMENTS?

Unum will send you a payment each month up to the maximum period of payment. Your maximum period of payment is based on your age at disability as follows:

Age at Disability	Maximum Period of Payment
Less than age 60	To age 65, but not less than 5 years
Age 60	60 months
Age 61	48 months
Age 62	42 months
Age 63	36 months
Age 64	30 months
Age 65	24 months
Age 66	21 months
Age 67	18 months
Age 68	15 months
Age 69 and over	12 months

WHEN WILL PAYMENTS STOP?

We will stop sending you payments and your claim will end on the earliest of the following:

•	during the first 24 months of payments, when you are able to work in your regular occupation on a part-time basis but you choose not to;

•	after 24 months of payments, when you are able to work in any gainful occupation on a part-time basis but you choose not to;

•	the end of the maximum period of payment;

•	the date you are no longer disabled under the terms of the plan;

•	the date you fail to submit proof of continuing disability;

•	the date your disability earnings exceed the amount allowable under the plan;

•	the date you die.

WHAT DISABILITIES HAVE A LIMITED PAY PERIOD UNDER YOUR PLAN?

Disabilities due to mental illness, alcoholism or drug abuse have a limited pay period up to 24 months.

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Unum will continue to send you payments beyond the 24 month period if you meet one or both of these conditions:

1.	If you are confined to a hospital or institution at the end of the 24 month period, Unum will continue to send you payments during your confinement.

If you are still disabled when you are discharged, Unum will send you payments for a recovery period of up to 90 days.

If you become reconfined at any time during the recovery period and remain confined for at least 14 days in a row, Unum will send payments during that additional confinement and for one additional recovery period up to 90 more days.

2.	In addition to Item 1, if, after the 24 month period for which you have received payments, you continue to be disabled and subsequently become confined to a hospital or institution for at least 14 days in a row, Unum will send payments during the length of the reconfinement.

Unum will not pay beyond the limited pay period as indicated above, or the maximum period of payment, whichever occurs first.

Unum will not apply the mental illness limitation to dementia if it is a result of:

•	stroke;

•	trauma;

•	viral infection;

•	Alzheimer’s disease; or

•	other conditions not listed which are not usually treated by a mental health provider or other qualified provider using psychotherapy, psychotropic drugs, or other similar methods of treatment.

WHAT DISABILITIES ARE NOT COVERED UNDER YOUR PLAN?

Your plan does not cover any disabilities caused by, contributed to by, or resulting from your:

•	intentionally self-inflicted injuries.

•	active participation in a riot.

•	loss of a professional license, occupational license or certification.

•	commission of a crime for which you have been convicted under state or federal law.

•	pre-existing condition.

Your plan will not cover a disability due to war, declared or undeclared, or any act of war.

Unum will not pay a benefit for any period of disability during which you are incarcerated.

WHAT IS A PRE-EXISTING CONDITION?

You have a pre-existing condition if:

•	you received medical treatment, consultation, care or services including diagnostic measures, or took prescribed drugs or medicines in the 3 months just prior to your effective date of coverage; and

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•	the disability begins in the first 12 months after your effective date of coverage.

WHAT HAPPENS IF YOU RETURN TO WORK FULL TIME AND YOUR DISABILITY OCCURS AGAIN?

If you have a recurrent disability, Unum will treat your disability as part of your prior claim and you will not have to complete another elimination period if:

•	you were continuously insured under the plan for the period between your prior claim and your recurrent disability; and

•	your recurrent disability occurs within 6 months of the end of your prior claim.

Your recurrent disability will be subject to the same terms of this plan as your prior claim.

Any disability which occurs after 6 months from the date your prior claim ended will be treated as a new claim. The new claim will be subject to all of the policy provisions.

If you become entitled to payments under any other group long term disability plan, you will not be eligible for payments under the Unum plan.

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LONG TERM DISABILITY

OTHER BENEFIT FEATURES

WHAT BENEFITS WILL BE PROVIDED TO YOUR FAMILY IF YOU DIE? (Survivor Benefit)

When Unum receives proof that you have died, we will pay your eligible survivor a lump sum benefit equal to 3 months of your gross disability payment if, on the date of your death:

•	your disability had continued for 180 or more consecutive days; and

•	you were receiving or were entitled to receive payments under the plan.

If you have no eligible survivors, payment will be made to your estate, unless there is none. In this case, no payment will be made.

However, we will first apply the survivor benefit to any overpayment which may exist on your claim.

WHAT IF YOU ARE NOT IN ACTIVE EMPLOYMENT WHEN YOUR EMPLOYER CHANGES INSURANCE CARRIERS TO UNUM? (Continuity of Coverage)

When the plan becomes effective, Unum will provide coverage for you if:

•	you are not in active employment because of a sickness or injury; and

•	you were covered by the prior policy.

Your coverage is subject to payment of premium.

Your payment will be limited to the amount that would have been paid by the prior carrier. Unum will reduce your payment by any amount for which your prior carrier is liable.

WHAT IF YOU HAVE A DISABILITY DUE TO A PRE-EXISTING CONDITION WHEN YOUR EMPLOYER CHANGES INSURANCE CARRIERS TO UNUM? (Continuity of Coverage)

Unum may send a payment if your disability results from a pre-existing condition if, you were:

•	in active employment and insured under the plan on its effective date; and

•	insured by the prior policy at the time of change.

In order to receive a payment you must satisfy the pre-existing condition provision under:

1.	the Unum plan; or

2.	the prior carrier’s plan, if benefits would have been paid had that policy remained in force.

If you do not satisfy Item 1 or 2 above, Unum will not make any payments.

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If you satisfy Item 1, we will determine your payments according to the Unum plan provisions.

If you only satisfy Item 2, we will administer your claim according to the Unum plan provisions. However, your payment will be the lesser of:

a.	the monthly benefit that would have been payable under the terms of the prior plan if it had remained inforce; or

b.	the monthly payment under the Unum plan.

Your benefits will end on the earlier of the following dates:

1.	the end of the maximum benefit period under the plan; or

2.	the date benefits would have ended under the prior plan if it had remained in force.

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STATE REQUIREMENTS

CALIFORNIA

CONTACT NOTICE

GENERAL QUESTIONS: If you have any general questions about your insurance, you may contact the Insurance Company by:

CALLING:

1-800-421-0344 (Customer Information Call Center)

-OR-

WRITING TO:

Unum Life Insurance Company of America

2211 Congress Street

Portland, Maine 04122

COMPLAINTS: If a complaint arises about your insurance, you may contact the Insurance Company by:

CALLING:

(Compliance Center Complaint Line)

Toll free: 1-800-321-3889, Option 2

Direct: 207-575-7568

-OR-

WRITING TO:

Deborah J. Jewett, Manager, Customer Relations

Unum Life Insurance Company of America

2211 Congress Street

Portland, Maine 04122

WHEN CALLING OR WRITING TO THE INSURANCE COMPANY, PLEASE PROVIDE YOUR INSURANCE POLICY NUMBER.

If the Policy or Certificate of Coverage was issued or delivered by an agent or broker, please contact your agent or broker for assistance.

You also can contact the California Department of Insurance. However, the California Department of Insurance should be contacted only after discussions with the Insurance Company or its agent or other representative, or both, have failed to produce a satisfactory resolution to the problem.

Department of Insurance

Consumer Communications Bureau

300 South Spring Street - South Tower

Los Angeles, California 90013

Toll Free Hotline Telephone Number: 1-800-927-4357

Local Telephone Number: 213-897-8921

Fax: 213-736-2562

Office Hours: 8:00 a.m. - 5:00 p.m.

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This form is for contact information only, and it is not to be considered a condition for the Policy.

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OTHER SERVICES

These services are also available from us as part of your Unum Long Term Disability plan.

IS THERE A WORK LIFE ASSISTANCE PROGRAM AVAILABLE WITH THE PLAN?

We do provide you and your dependents access to a work life assistance program designed to assist you with problems of daily living.

You can call and request assistance for virtually any personal or professional issue, from helping find a day care or transportation for an elderly parent, to researching possible colleges for a child, to helping to deal with the stress of the workplace. This work life program is available for everyday issues as well as crisis support.

This service is also available to your Employer.

This program can be accessed by a 1-800 telephone number available 24 hours a day, 7 days a week or online through a website.

Information about this program can be obtained through your plan administrator.

HOW CAN UNUM HELP YOUR EMPLOYER IDENTIFY AND PROVIDE WORKSITE MODIFICATION?

A worksite modification might be what is needed to allow you to perform the material and substantial duties of your regular occupation with your Employer. One of our designated professionals will assist you and your Employer to identify a modification we agree is likely to help you remain at work or return to work. This agreement will be in writing and must be signed by you, your Employer and Unum.

When this occurs, Unum will reimburse your Employer for the cost of the modification, up to the greater of:

•	$1,000; or

•	the equivalent of 2 months of your monthly benefit.

This benefit is available to you on a one time only basis.

HOW CAN UNUM’S REHABILITATION SERVICE HELP YOU RETURN TO WORK?

Unum has a vocational rehabilitation program available to assist you to return to work. This program is offered as a service, and is voluntary on your part and on Unum’s part.

In addition to referrals made to the rehabilitation program by our claims paying personnel, you may request to have your claim file reviewed by one of Unum’s rehabilitation professionals. As your file is reviewed, medical and vocational information will be analyzed to determine if rehabilitation services might help you return to gainful employment.

Once the initial review is completed, Unum may elect to offer you a return-to-work program. The return-to-work program may include, but is not limited to, the following services:

•	coordination with your Employer to assist you to return to work;

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•	evaluation of adaptive equipment to allow you to return to work;

•	vocational evaluation to determine how your disability may impact your employment options;

•	job placement services;

•	resume preparation;

•	job seeking skills training; or

•	retraining for a new occupation.

HOW CAN UNUM’S SOCIAL SECURITY CLAIMANT ADVOCACY PROGRAM ASSIST YOU WITH OBTAINING SOCIAL SECURITY DISABILITY BENEFITS?

In order to be eligible for assistance from Unum’s Social Security claimant advocacy program, you must be receiving monthly payments from us. Unum can provide expert advice regarding your claim and assist you with your application or appeal.

Receiving Social Security benefits may enable:

•	you to receive Medicare after 24 months of disability payments;

•	you to protect your retirement benefits; and

•	your family to be eligible for Social Security benefits.

We can assist you in obtaining Social Security disability benefits by:

•	helping you find appropriate legal representation;

•	obtaining medical and vocational evidence; and

•	reimbursing pre-approved case management expenses.

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ERISA

Additional Summary Plan Description Information

Name of Plan:

Northrop Grumman Corporation Group Benefits Plan; sponsor Northrop Grumman Corporation

Name and Address of Employer:

Northrop Grumman Corporation

1840 Century Park East

CC-3, Dept. 161

Los Angeles, California

90067-2199

Plan Identification Number:

a.	Employer IRS Identification #: 95-4840775

b.	Plan #: 501

Type of Welfare Plan:

Disability

Type of Administration:

The Plan is administered by the Plan Administrator. Benefits are administered by the insurer and provided in accordance with the insurance policy issued to the Plan.

ERISA Plan Year Ends:

December 31

Plan Administrator, Name, Address, and Telephone Number:

Northrop Grumman Corporation

1840 Century Park East

CC-3, Dept. 161

Los Angeles, California

90067-2199

(310) 201-3076

Northrop Grumman Corporation is the Plan Administrator and named fiduciary of the Plan, with authority to delegate its duties. The Plan Administrator may designate Trustees of the Plan, in which case the Administrator will advise you separately of the name, title and address of each Trustee.

Agent for Service of Legal Process on the Plan:

Northrop Grumman Corporation

1840 Century Park East

CC-3, Dept. 161

Los Angeles, California

90067-2199

Service of legal process may also be made upon the Plan Administrator, and any Trustee of the Plan.

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Funding and Contributions:

The Plan is funded as an insured plan under policy number 587628 001, issued by Unum Life Insurance Company of America, 2211 Congress Street, Portland, Maine 04122. Contributions to the Plan are made as stated under “WHO PAYS FOR THE COVERAGE” in the Certificate of Coverage.

EMPLOYER’S RIGHT TO AMEND THE PLAN

The Employer reserves the right, in its sole and absolute discretion, to amend, modify, or terminate, in whole or in part, any or all of the provisions of this Plan (including any related documents and underlying policies), at any time and for any reason or no reason. Any amendment, modification, or termination must be in writing and endorsed on or attached to the Plan.

EMPLOYER’S RIGHT TO REQUEST POLICY CHANGE

The Employer can request a policy change. Only an officer or registrar of Unum can approve a change. The change must be in writing and endorsed on or attached to the policy.

CANCELLING THE POLICY OR A PLAN UNDER THE POLICY

The policy or a plan under the policy can be cancelled:

•	by Unum; or

•	by the Policyholder.

Unum may cancel or offer to modify the policy or a plan if:

•	there is less than 75% participation of those eligible employees who pay all or part of their premium for a plan; or

•	there is less than 100% participation of those eligible employees for a Policyholder paid plan;

•	the Policyholder does not promptly provide Unum with information that is reasonably required;

•	the Policyholder fails to perform any of its obligations that relate to the policy;

•	fewer than 10 employees are insured under a plan;

•	the Policyholder fails to pay any premium within the 60 day grace period.

If Unum cancels the policy or a plan for reasons other than the Policyholder’s failure to pay premium, a written notice will be delivered to the Policyholder at least 120 days prior to the cancellation date.

If the premium is not paid during the grace period, the policy or plan will terminate automatically at the end of the grace period. The Policyholder is liable for premium for coverage during the grace period. The Policyholder must pay Unum all premium due for the full period each plan is in force.

The Policyholder may cancel the policy or a plan by written notice delivered to Unum at least 120 days prior to the cancellation date. When both the Policyholder and Unum agree, the policy or a plan can be cancelled on an earlier date. If Unum or the Policyholder cancels the policy or a plan, coverage will end at 12:00 midnight on the last day of coverage.

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If the policy or a plan is cancelled, the cancellation will not affect a payable claim.

HOW TO FILE A CLAIM

If you wish to file a claim for benefits, you should follow the claim procedures described in your group insurance certificate. Unum must receive a completed claim form. The form must be completed by you, your authorized representative, your attending physician and your Employer. If you or your authorized representative has any questions about what to do, you or your authorized representative should contact Unum directly.

CLAIMS PROCEDURES

Unum will give you notice of the decision no later than 45 days after the claim is filed. This time period may be extended twice by 30 days if Unum both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies you of the circumstances requiring the extension of time and the date by which Unum expects to render a decision. If such an extension is necessary due to your failure to submit the information necessary to decide the claim, the notice of extension will specifically describe the required information, and you will be afforded at least 45 days within which to provide the specified information. If you deliver the requested information within the time specified, any 30 day extension period will begin after you have provided that information. If you fail to deliver the requested information within the time specified, Unum may decide your claim without that information.

If your claim for benefits is wholly or partially denied, the notice of adverse benefit determination under the Plan will:

•	state the specific reason(s) for the determination;

•	reference specific Plan provision(s) on which the determination is based;

•	describe additional material or information necessary to complete the claim and why such information is necessary;

•	describe Plan procedures and time limits for appealing the determination, and your right to obtain information about those procedures and the right to sue in federal court; and

•	disclose any internal rule, guidelines, protocol or similar criterion relied on in making the adverse determination (or state that such information will be provided free of charge upon request).

Notice of the determination may be provided in written or electronic form. Electronic notices will be provided in a form that complies with any applicable legal requirements.

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APPEAL PROCEDURES

You have 180 days from the receipt of notice of an adverse benefit determination to file an appeal. Requests for appeals should be sent to the address specified in the claim denial. A decision on review will be made not later than 45 days following receipt of the written request for review. If Unum determines that special circumstances require an extension of time for a decision on review, the review period may be extended by an additional 45 days (90 days in total). Unum will notify you in writing if an additional 45 day extension is needed.

If an extension is necessary due to your failure to submit the information necessary to decide the appeal, the notice of extension will specifically describe the required information, and you will be afforded at least 45 days to provide the specified information. If you deliver the requested information within the time specified, the 45 day extension of the appeal period will begin after you have provided that information. If you fail to deliver the requested information within the time specified, Unum may decide your appeal without that information.

You will have the opportunity to submit written comments, documents, or other information in support of your appeal. You will have access to all relevant documents as defined by applicable U.S. Department of Labor regulations. The review of the adverse benefit determination will take into account all new information, whether or not presented or available at the initial determination. No deference will be afforded to the initial determination.

The review will be conducted by Unum and will be made by a person different from the person who made the initial determination and such person will not be the original decision maker’s subordinate. In the case of a claim denied on the grounds of a medical judgment, Unum will consult with a health professional with appropriate training and experience. The health care professional who is consulted on appeal will not be the individual who was consulted during the initial determination or a subordinate. If the advice of a medical or vocational expert was obtained by the Plan in connection with the denial of your claim, Unum will provide you with the names of each such expert, regardless of whether the advice was relied upon.

A notice that your request on appeal is denied will contain the following information:

•	the specific reason(s) for the determination;

•	a reference to the specific Plan provision(s) on which the determination is based;

•	a statement disclosing any internal rule, guidelines, protocol or similar criterion relied on in making the adverse determination (or a statement that such information will be provided free of charge upon request);

•	a statement describing your right to bring a civil suit under federal law;

•	the statement that you are entitled to receive upon request, and without charge, reasonable access to or copies of all documents, records or other information relevant to the determination; and

•	the statement that “You or your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency”.

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Notice of the determination may be provided in written or electronic form. Electronic notices will be provided in a form that complies with any applicable legal requirements.

Unless there are special circumstances, this administrative appeal process must be completed before you begin any legal action regarding your claim.

YOUR RIGHTS UNDER ERISA

As a participant in this Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan Administrator’s office and at other specified locations, all documents governing the Plan, including insurance contracts, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

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If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, if, for example, it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

DISCRETIONARY ACTS

In exercising its discretionary powers under the Plan, the Plan Administrator, and any designee (which shall include Unum as a claims fiduciary) will have the broadest discretion permissible under ERISA and any other applicable laws, and its decisions will constitute final review of your claim by the Plan. Benefits under this Plan will be paid only if the Plan Administrator or its designee (including Unum), decides in its discretion that the applicant is entitled to them.

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GLOSSARY

ACTIVE EMPLOYMENT means you are working for your Employer for earnings that are paid regularly and that you are performing the material and substantial duties of your regular occupation. You must be working at least the minimum number of hours as described under Eligible Group(s) in each plan.

Your work site must be:

•	your Employer’s usual place of business;

•	an alternative work site at the direction of your Employer, including your home; or
•	a location to which your job requires you to travel.

Normal vacation is considered active employment.

Temporary and seasonal workers are excluded from coverage.

DEDUCTIBLE SOURCES OF INCOME means income from deductible sources listed in the plan which you receive or are entitled to receive while you are disabled. This income will be subtracted from your gross disability payment.

DISABILITY EARNINGS means the earnings which you receive while you are disabled and working, plus the earnings you could receive if you were working to your maximum capacity.

DOMESTIC PARTNER means an adult of the same or opposite sex who has an emotional, physical and financial relationship with you, similar to that of a spouse; as evidenced by the following facts:

•	you and your domestic partner share financial responsibility for a joint household and intend to continue an exclusive relationship indefinitely;

•	you and your domestic partner each are at least eighteen (18) years of age;

•	you and your domestic partner are both mentally competent to enter into a binding contract;

•	you and your domestic partner share a residence and have done so for at least 12 months;

•	neither you nor your domestic partner are married to, or legally separated from anyone else;

•	you and your domestic partner are not related to one another by blood closer than would bar marriage; and

•	neither you nor your domestic partner is a domestic partner of anyone else.

ELIGIBLE SURVIVOR means your spouse or domestic partner if living; otherwise your children under age 25.

ELIMINATION PERIOD means a period of continuous disability which must be satisfied before you are eligible to receive benefits from Unum.

EMPLOYEE means a citizen or permanent resident of the United States or Canada who is in active employment in the United States with the Employer unless an exception is applied for and approved in writing by Unum.

EMPLOYER means the Policyholder, and includes any division, subsidiary or affiliated company named in the policy.

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GAINFUL OCCUPATION means an occupation that is or can be expected to provide you with an income at least equal to 60% of your indexed monthly earnings within 12 months of your return to work.

GRACE PERIOD means the period of time following the premium due date during which premium payment may be made.

GROSS DISABILITY PAYMENT means the benefit amount before Unum subtracts deductible sources of income and disability earnings.

HOSPITAL OR INSTITUTION means an accredited facility licensed to provide care and treatment for the condition causing your disability.

INDEXED MONTHLY EARNINGS means your monthly earnings adjusted on each anniversary of benefit payments by the lesser of 10% or the current annual percentage increase in the Consumer Price Index. Your indexed monthly earnings may increase or remain the same, but will never decrease.

The Consumer Price Index (CPI-W) is published by the U.S. Department of Labor. Unum reserves the right to use some other similar measurement if the Department of Labor changes or stops publishing the CPI-W.

Indexing is only used to determine your percentage of lost earnings while you are disabled and working.

INJURY means a bodily injury that is the direct result of an accident and not related to any other cause. Disability must begin while you are covered under the plan.

INSURED means any person covered under a plan.

LAW, PLAN OR ACT means the original enactments of the law, plan or act and all amendments.

LEAVE OF ABSENCE means you are temporarily absent from active employment for a period of time that has been agreed to in advance in writing by your Employer.

Your normal vacation time or any period of disability is not considered a leave of absence.

LIMITED means what you cannot or are unable to do.

MATERIAL AND SUBSTANTIAL DUTIES means duties that:

•	are normally required for the performance of your regular occupation; and

•	cannot be reasonably omitted or modified.

MAXIMUM CAPACITY means, based on your restrictions and limitations:

•	during the first 24 months of disability, the greatest extent of work you are able to do in your regular occupation, that is reasonably available.

•	beyond 24 months of disability, the greatest extent of work you are able to do in any occupation, that is reasonably available, for which you are reasonably fitted by education, training or experience.

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MAXIMUM PERIOD OF PAYMENT means the longest period of time Unum will make payments to you for any one period of disability.

MENTAL ILLNESS means a psychiatric or psychological condition regardless of cause such as schizophrenia, depression, manic depressive or bipolar illness, anxiety, personality disorders and/or adjustment disorders or other conditions. These conditions are usually treated by a mental health provider or other qualified provider using psychotherapy, psychotropic drugs, or other similar methods of treatment.

MONTHLY BENEFIT means the total benefit amount for which an employee is insured under this plan subject to the maximum benefit.

MONTHLY EARNINGS means your gross monthly income from your Employer as defined in the plan.

MONTHLY PAYMENT means your payment after any deductible sources of income have been subtracted from your gross disability payment.

PART-TIME BASIS means the ability to work and earn 20% or more of your indexed monthly earnings.

PAYABLE CLAIM means a claim for which Unum is liable under the terms of the policy.

PHYSICIAN means:

•	a person performing tasks that are within the limits of his or her medical license; and
•	a person who is licensed to practice medicine and prescribe and administer drugs or to perform surgery; or
•	a person with a doctoral degree in Psychology (Ph.D. or Psy.D.) whose primary practice is treating patients; or
•	a person who is a legally qualified medical practitioner according to the laws and regulations of the governing jurisdiction.

Unum will not recognize you, or your spouse, children, parents or siblings as a physician for a claim that you send to us.

PLAN means a line of coverage under the policy.

POLICYHOLDER means the Employer to whom the policy is issued.

PRE-EXISTING CONDITION means a condition for which you received medical treatment, consultation, care or services including diagnostic measures, or took prescribed drugs or medicines for your condition during the given period of time as stated in the plan.

RECURRENT DISABILITY means a disability which is:

•	caused by a worsening in your condition; and

•	due to the same cause(s) as your prior disability for which Unum made a Long Term Disability payment.

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REGULAR CARE means:

•	you personally visit a physician as frequently as is medically required, according to generally accepted medical standards, to effectively manage and treat your disabling condition(s); and

•	you are receiving the most appropriate treatment and care which conforms with generally accepted medical standards, for your disabling condition(s) by a physician whose specialty or experience is the most appropriate for your disabling condition(s), according to generally accepted medical standards.

REGULAR OCCUPATION means the occupation you are routinely performing when your disability begins. Unum will look at your occupation as it is normally performed in the national economy, instead of how the work tasks are performed for a specific employer or at a specific location.

RETIREMENT PLAN means a defined contribution plan or defined benefit plan. These are plans which provide retirement benefits to employees and are not funded entirely by employee contributions. Retirement Plan includes but is not limited to any plan which is part of any federal, state, county, municipal or association retirement system.

SALARY CONTINUATION OR ACCUMULATED SICK LEAVE means continued payments to you by your Employer of all or part of your monthly earnings, after you become disabled as defined by the Policy. This continued payment must be part of an established plan maintained by your Employer for the benefit of all employees covered under the Policy. Salary continuation or accumulated sick leave does not include compensation paid to you by your Employer for work you actually perform after your disability begins. Such compensation is considered disability earnings, and would be taken into account in calculating your monthly payment.

SICKNESS means an illness or disease. Disability must begin while you are covered under the plan.

SURVIVOR, ELIGIBLE means your spouse, if living; otherwise your children under age 25 equally.

TOTAL COVERED PAYROLL means the total amount of monthly earnings for which employees are insured under this plan.

WAITING PERIOD means the continuous period of time (shown in each plan) that you must be in active employment in an eligible group before you are eligible for coverage under a plan.

WE, US and OUR means Unum Life Insurance Company of America.

YOU means an employee who is eligible for Unum coverage.

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UnumProvident’s Commitment to Privacy

UnumProvident understands your privacy is important. We value our relationship with you and are committed to protecting the confidentiality of nonpublic personal information (NPI). This notice explains why we collect NPI, what we do with NPI and how we protect your privacy.

Collecting Information

We collect NPI about our customers to provide them with insurance products and services. This may include telephone number, address, date of birth, occupation, income and health history. We may receive NPI from your applications and forms, medical providers, other insurers, employers, insurance support organizations, and service providers.

Sharing Information

We share the types of NPI described above primarily with people who perform insurance, business, and professional services for us, such as helping us pay claims and detect fraud. We may share NPI with medical providers for insurance and treatment purposes. We may share NPI with an insurance support organization. The organization may retain the NPI and disclose it to others for whom it performs services. In certain cases, we may share NPI with group policyholders for reporting and auditing purposes. We may share NPI with parties to a proposed or final sale of insurance business or for study purposes. We may also share NPI when otherwise required or permitted by law, such as sharing with governmental or other legal authorities. When legally necessary, we ask your permission before sharing NPI about you. Our practices apply to our former, current and future customers.

Please be assured we do not share your health NPI to market any product or service. We also do not share any NPI to market non-financial products and services. For example, we do not sell your name to catalog companies.

The law allows us to share NPI as described above (except health information) with affiliates to market financial products and services. The law does not allow you to restrict these disclosures. We may also share with companies that help us market our insurance products and services, such as vendors that provide mailing services to us. We may share with other financial institutions to jointly market financial products and services. When required by law, we ask your permission before we share NPI for marketing purposes.

When other companies help us conduct business, we expect them to follow applicable privacy laws. We do not authorize them to use or share NPI except when necessary to conduct the work they are performing for us or to meet regulatory or other governmental requirements.

UnumProvident companies, including insurers and insurance service providers, may share NPI about you with each other. The NPI might not be directly related to our transaction or experience with you. It may include financial or other personal information such as employment history. Consistent with the Fair Credit Reporting Act, we ask your permission before sharing NPI that is not directly related to our transaction or experience with you.

GLB-1 (7/1/2003)

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Safeguarding Information

We have physical, electronic and procedural safeguards that protect the confidentiality and security of NPI. We give access only to employees who need to know the NPI to provide insurance products or services to you.

Access to Information

You may request access to certain NPI we collect to provide you with insurance products and services. You must make your request in writing and send it to the address below. The letter should include your full name, address, telephone number and policy number if we have issued a policy. If you request, we will send copies of the NPI to you. If the NPI includes health information, we may provide the health information to you through a health care provider you designate. We will also send you information related to disclosures. We may charge a reasonable fee to cover our copying costs.

This section applies to NPI we collect to provide you with coverage. It does not apply to NPI we collect in anticipation of a claim or civil or criminal proceeding.

Correction of Information

If you believe NPI we have about you is incorrect, please write to us. Your letter should include your full name, address, telephone number and policy number if we have issued a policy. Your letter should also explain why you believe the NPI is inaccurate. If we agree with you, we will correct the NPI and notify you of the correction. We will also notify any person who may have received the incorrect NPI from us in the past two years if you ask us to contact that person.

If we disagree with you, we will tell you we are not going to make the correction. We will give you the reason(s) for our refusal. We will also tell you that you may submit a statement to us. Your statement should include the NPI you believe is correct. It should also include the reason(s) why you disagree with our decision not to correct the NPI in our files. We will file your statement with the disputed NPI. We will include your statement any time we disclose the disputed NPI. We will also give the statement to any person designated by you if we may have disclosed the disputed NPI to that person in the past two years.

Coverage Decisions

If we decide not to issue coverage to you, we will provide you with the specific reason(s) for our decision. We will also tell you how to access and correct certain NPI.

Contacting Us

For additional information about UnumProvident’s commitment to privacy, please visit www.unumprovident.com/privacy or www.coloniallife.com or write to: Privacy Officer, UnumProvident Corporation, 2211 Congress Street, M347, Portland, Maine 04122. We reserve the right to modify this notice. We will provide you with a new notice if we make material changes to our privacy practices.

UnumProvident Corporation is providing this notice to you on behalf of the following insuring companies: Unum Life Insurance Company of America, First Unum Life Insurance Company, Provident Life and Accident Insurance Company, Provident Life and Casualty Insurance Company, Colonial Life & Accident

GLB-2 (7/1/2003)

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Insurance Company, The Paul Revere Life Insurance Company and The Paul Revere Variable Annuity Insurance Company.

UnumProvident is the marketing brand of, and refers specifically to, UnumProvident Corporation’s insuring subsidiaries. © 2003 UnumProvident Corporation. The name and logo combination is a service mark of UnumProvident Corporation. All rights reserved.

GLB-3 (7/1/2003)